POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, Mark Richard Augdahl, hereby constitute and appoint
Meghan M. Elliott, Ryan Tollgaard, David Wright Walstrom and Heather Erickson
and each of them, my
true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution
for me and in my name, place and stead, to sign any reports on Form 3 (Initial
Statement of
Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial
Ownership of
Securities) and Form 5 (Annual Statement of Changes in Beneficial Ownership of
Securities) relating
to transactions by me in Common Stock or other securities of Apogee Enterprises,
Inc. and all
amendments thereto, and to file the same, with the Securities and Exchange
Commission and the
appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them,
or their substitutes, full power and authority to do and perform each and every act and thing
requisite or necessary to be done in and about the premises, as fully to all intents and purposes
as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue
hereof.  This Power of Attorney shall be effective until such time as I deliver a written
revocation thereof to the above-named attorneys-in-fact and agents.

/s/Mark Richard Augdahl
   Mark Richard Augdahl

Date: August 10, 2022